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                                                                    EXHIBIT 16.1

                [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]


                                                     ___________________________
                                                     Arthur Andersen LLP

December 8, 1999                                     ___________________________
                                                     1345 Avenue of the Americas
                                                     New York NY 10105-0032
                                                     Writer's Direct Dial

Office of the Chief Accountant                           (212) 708-8339
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read paragraph a) of Item 4 included in the Form 8-K dated December 1, 1999 of Razorfish, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

By: Thomas J. Duffy


cc: Mr. Lawrence P. Begley, Chief Financial Officer, Razorfish, Inc.